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                                                                      Exhibit 21

                        SUBSIDIARIES OF NTL INCORPORATED

All of the corporations listed below were organized in the United Kingdom.

Andover Cablevision Limited
Anglia Cable Communications Limited
Berkhamsted Properties & Building Contractors Limited
Bracknell Cable TV Limited
Cable Television Limited
Cable Thames Valley Limited
CableTel Cardiff Limited
CableTel Central Hertfordshire Limited
CableTel Glasgow
CableTel Hertfordshire Limited
CableTel Herts and Beds Limited
CableTel Investments Limited
CableTel Kirklees
CableTel Limited
CableTel Newport
CableTel North Bedfordshire Limited
CableTel Northern Ireland Limited
CableTel Scotland Limited
CableTel South Wales Limited
CableTel Surrey and Hampshire Limited
CableTel Telecom Supplies Limited
CableTel (UK) Limited
CableTel West Glamorgan Limited
CableTel West Riding Limited
Cambridge Cable Limited
Cambridge Cable Services Limited
Cambridge Holding Company Limited
CCL Corporate Communication Services Limited
Chiltern Cable Limited
Columbia Management Limited
ComTel Limited
ComTel Cable Services Limited
ComTel Coventry Limited
Credit-Track Debt Recovery Limited
Digital Television Network Limited
DTELS Limited
East Coast Cable Limited
Enablis Limited
Heartland Cablevision (UK) Limited
Heartland Cablevision II (UK) Limited
Herts Cable Limited



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Lichfield Cable Communications Limited
Maza Limited
Metro Hertfordshire Limited
Metro South Wales Limited
National Transcommunications LimitNorthampton Cable Television Limited NTL Communications Limited
NTL Darlington Limited
NTL Digital Limited
NTL Digital Radio Limited
NTL Group Limited
NTL Insurance Limited
NTL Internet Limited
NTL Investment Holdings Limited
NTL Limited
NTL Networks Limited
NTL Systems Limited
NTL Teesside Limited
NTL Telecom Services Limited (formerly Eastern Group Telecoms Ltd)
NTL Trustees Limited
Oxford Cable Limited
Premium TV Limited
Prospectre Limited
Secure Backup Systems Limited
South Yorkshire Cablevision (UK) Limited
Southern East Anglia Cable Limited
Stafford Communications Limited
Swindon Cable Limited
Tamworth Cable Communications Limited
Vision Networks Services UK Limited
Wessex Cable Limited
XL Debt Recovery Agency Limited

All of the corporations listed below were incorporated in Delaware except where otherwise noted:

Bearsden Nominees, Inc.
CableTel Programming, Inc.
CableTel Ventures Limited
Cellular Paging, Inc.
L.D. Data, Inc.
NTL (UK) Group, Inc.
NTL Digital (US), Inc.
NTL International Services, Inc.
OCOM Corporation
OCOM New York, Inc.

All of the companies listed below were formed in Bermuda except where otherwise noted:

Comcast UK Cable Partners Limited
Comcast UK Consulting, Inc. (US Virgin Islands company)


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Comcast UK Programming Limited
Comcast UK Holdings Limited
NTL (Bermuda) Limited


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All of the corporations listed below were organized in the United Kingdom.

Diamond Cable Acquisitions Limited
Diamond Cable (Bassetlaw) Limited
Diamond Cable (Burton-upon-Trent) Limited
Diamond Cable (Chesterfield) Limited
Diamond Cable Communications plc
Diamond Cable Communications (UK) Limited
Diamond Cable Construction Limited
Diamond Cable CPE Limited
Diamond Cable (Grantham) Limited
Diamond Cable (Grimclee) Limited
Diamond Cable (Hinckley) Limited
Diamond Cable (Leicester) Limited
Diamond Cable (Lincoln) Limited
Diamond Cable (Lincolnshire) Limited
Diamond Cable (Mansfield) Limited
Diamond Cable (Melton Mowbray) Limited
Diamond Cable (Newark-on-Trent) Limited
Diamond Cable (Ravenshead) Limited
Diamond Cable (Vale of Belvoir) Limited
Diamond Holdings plc
Diamond Visual Communications Limited
East Midlands Cable Communications Limited
East Midlands Cable Group Limited
East Midlands Cable Holdings Limited
Jewel Holdings Limited
LCL Cable (Holdings) Limited
LCL Telephones Limited


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